Exhibit 99.7 Release of Private Information

CAUTIONARY STATEMENT

THE ATTACHED INFORMATION IS CONFIDENTIAL AND PROPRIETARY INFORMATION OF BPZ RESOURCES, INC. (THE "COMPANY") THAT IS SUBJECT TO A NON-DISCLOSURE AGREEMENT (THE "NDA"). THE RECIPIENT MUST NOT FORWARD TO ANY THIRD PARTY OR DISSEMINATE BEYOND THE PARTIES TO THE NDA AND THEIR ADVISORY TEAM. IN ADDITION, THE INFORMATION HEREIN MAY BE BASED UPON DATA PROVIDED BY THE COMPANY BUT CREATED BY ADVISORS RETAINED BY POTENTIAL THIRD PARTY LENDERS. THE METHODOLOGY, ANALYSIS AND INTERPRETATION MADE BY THOSE RETAINED ADVISORS WITH RESPECT TO THE DATA IS NOT KNOWN TO THE COMPANY. THE COMPANY HAD NO INPUT IN THE CREATION OR DEVELOPMENT OF THE INFORMATION CREATED BY ADVISORS FOR POTENTIAL THIRD PARTY LENDERS, NOR DID THE COMPANY PROVIDE ANY OVERSIGHT IN ITS CREATION OR QUALITY CONTROL.

THE ATTACHED INFORMATION MAY INCLUDE DECLINE RATES FOR WELLS IN OPERATION FOR LESS THAN TWO YEARS, WHICH THE COMPANY DOES NOT BELIEVE IS A RELIABLE INDICATOR OF LONGER TERM DECLINE RATES AND SHOULD NOT BE RELIED UPON AS SUCH. TECHNICAL WELL ISSUES, GEOLOGICAL WELL ISSUES, GAS AND GAS RECYCLING ISSUES AND OTHER FACTORS CAN ALL IMPACT THE WELL DATA FOR NEWLY DRILLED WELLS. IN THE COMPANY'S EXPERIENCE THESE FACTORS MAKE SUCH DATA UNRELIABLE FOR PREDICTING WELL PERFORMANCE AND DECLINES OVER LONGER PRODUCTION PERIODS. **THUS, THE COMPANY DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR DISCLOSURE PURPOSES WITH REGARDS TO THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC.** THIS INFORMATION WAS PROVIDED AT THE REQUEST OF ENTITIES IN CONNECTION WITH THEIR REVIEW OF OTHER, MORE RELIABLE, PRODUCTION DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE INCLUDED IN REPORTS BY NETHERLAND, SEWELL & ASSOCIATES, INC., AND REPORTED UNDER SEC DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED, AND WHEN REQUIRED BY SEC RULES.

Financial Outlook: Revised Management Guidance

- **The guidance herein is based solely on 1P production for Corvina and Albacora**
  - Does not include any production associated with: (i) probable or possible reserves or (ii) exploratory oil and gas assets
- Assumptions relating to production (e.g., IPR and decline rates), LOEs, and drilling and platform capex for proved wells are based upon NSAI reserve projections
  - Certain other assumptions (e.g., development timing schedule, G&A costs, etc) are based on management's estimates
  - Projections do not reflect cost reduction efforts with respect to LOE and G&A expense
- Oil pricing reflects Brent crude of $50 / bbl for 2015 and $60 / bbl thereafter
- At the Corvina oil field, the Company expects to develop 3 PUD wells in 2015, and 4 in each of 2016 and 2017
- In 2016 and 2017, at the Albacora oil field, the Company expects to focus on workovers and recompletions of existing wells, to target oil production from the Lower Zorritos formation
  - In addition, the Company expects to develop 1 PUD well in 2015 (the A-22D which was spud on January 10, 2015) and 2 PUD wells in 2017
- BPZ plans to install platforms at Delfin and Piedra Redonda in 2016, and develop one exploratory well at Delfin in 2016
  - No other activity with respect to the Company's exploratory and on-shore blocks is forecasted, as the Company will seek a partnership to develop these opportunities
- Note that the Company is working with its Block Z-1 partner to continue to develop longer term plans to maximize the value of the Block Z1 assets, and therefore development assumptions may change materially
- Prepared on a cash flow basis (and not a GAAP basis)

Financial Projections: Revised Management Guidance

($ in millions)	**2015**	**2016**	**2017**
Net Production (Mbbl/d)	*3.1*	*4.1*	*5.6*
Revenue	$52.9	$84.9	$114.3
EBITDAX	(4.8)	25.0	48.5
Operating Cash Flow	(35.5)	19.9	45.3
Development Capex	(31.9)	(32.2)	(46.2)
Exploratory/Other Capex	(22.5)	(24.1)	(2.6)
Total Capital Expenditures	**(54.4)**	**(56.4)**	**(48.7)**
Operating + Investing Cash Flow	**($71.9)**	**($36.5)**	**($3.4)**
Operating Partner Net Obligation	(18.5)	(4.5)	0.0
Total Cash Flow (excl. Financing Cash Flows)	**($90.4)**	**($41.0)**	**($3.4)**

Source: Company analysis

- On March 5, 2015, the Company paid invoices for capex and opex in accordance with the procedures set forth in the Joint Operating Agreement of approximately 11.0 mm